UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2011

Magellan Midstream Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 574-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 27, 2011, Magellan Midstream Partners, L.P. (the “Partnership”) held its Annual Meeting of Limited Partners (“Annual Meeting”) pursuant to due notice. Holders of a total of 58,017,511 common units, or 51.46% of the Partnership’s common units outstanding, were present in person or by proxy at the Annual Meeting. The voting results follow:

1. Three Class III directors of the Partnership’s general partner’s board of directors were elected to serve until the 2014 Annual Meeting by the following votes:

Director	For	Withheld

James C. Kempner	57,211,410	806,101
Michael N. Mears	47,374,345	10,643,166
James R. Montague	57,256,681	760,830

2. An amendment of the Magellan Midstream Partners’ Long-Term Incentive Plan, as amended and restated, to increase the total number of common units authorized to be issued under the plan was approved by the following votes:

For	Against	Abstain

54,200,934	2,714,584	1,101,993

3. The following resolution was approved by the following votes:

RESOLVED that the unitholders of Magellan Midstream Partners, L.P. (the “Partnership”) approve, on an advisory basis, the compensation of the Partnership’s named executive officers, as described in the section in the proxy statement entitled “Compensation of Directors and Executive Officers,” in accordance with the compensation disclosure rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

For	Against	Abstain

55,152,517	1,761,893	1,103,101

4. An advisory vote on the frequency of future advisory votes on executive compensation was presented and approved for one year by the following votes:

3 Years	2 Years	1 Year	Abstain	Non Votes

23,685,732	1,582,184	31,592,599	1,156,746	250

In accordance with the voting results for this proposal, our general partner’s board of directors has determined that future advisory votes on executive compensation will be held annually until the next required vote on the frequency of advisory votes on executive compensation (the “frequency vote”). We are required to hold the frequency vote at least every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its General Partner

Date: April 29, 2011	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary